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                                                                    EXHIBIT 9(f)

                                AMENDMENT NO.1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


     The Master Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Co., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                          "SHORT-TERM INVESTMENTS CO.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


Prime Portfolio
     Institutional Class
     Personal Investment Class
     Private Investment Class
     Cash Management Class
     Resource Class

Liquid Assets Portfolio"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:  November 2, 1995
        -----------
                                             SHORT-TERM INVESTMENTS CO.


Attest: /s/ Stephen I. Winer                 By: /s/ Robert H. Graham
        --------------------------               --------------------------
           Assistant Secretary                            President

(SEAL)
                                             A I M ADVISORS, INC.


Attest: /s/ Stephen I. Winer                 By: /s/ Robert H. Graham
        --------------------------               --------------------------
           Assistant Secretary                            President


(SEAL)